Exhibit No. 1
Schedule 13D

                            PROXY

The undersigned hereby appoints Roy T. Rimmer, Jr., as Proxy, and hereby authorizes him to represent and to vote at the Proxy's sole discretion all the shares of Common Stock of Aviation Sales Company (the "Company") held by the undersigned on any matter submitted for a vote of the stockholders of the Company at any annual or special meeting of stockholders or submitted for a vote of the stockholders of the Company at an annual or special meeting of stockholders or submitted to the stockholders for action through written consent. This Proxy shall remain in full force and effect for a term of two years from the date hereof, unless sooner revoked in writing by the undersigned.

Upon receipt of a copy of this instrument no third person shall have any duty to inquire into the authority of the Proxy to take any action under this instrument. I hereby release and agree to indemnify any and all persons for actions taken in compliance with directions of the Proxy or for honoring any document executed by the Proxy or for any action taken in reliance thereon.

If any of the shares of the Company are held beneficially through one or more brokerage accounts and not of record, the undersigned instructs and directs each brokerage firm maintaining such accounts to forward all stockholder communications from the Company to the Proxy at:
          4550 Post Oak Place, Suite 175
          Houston, Texas 77027
And to accept from the Proxy as the undersigned's attorney-in-fact all instructions and directions on how to vote the shares at any annual or special meeting of stockholders of the Company.

                               LJH, CORPORATION


Dated:  January 25, 2000       By: /s/
                               Lacy J. Harber, President

Subscribed and sworn to before me this 25th day of January, 2000


                              /s/
                              Notary Public